Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 9, 2005, accompanying the financial statements of Jo-Ann Stores, Inc. Associate Stock Ownership Plan included on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statement Form S-8 (File No. 33-72445, effective February 16, 1999).

/s/ GRANT THORNTON LLP

Cleveland, Ohio
March 9, 2005